EXHIBIT 3.1

CERTIFICATE OF AMENDMENT
OF
RESTATED CERTIFICATE OF INCORPORATION
OF
PROGRAMMER'S PARADISE, INC.

Programmer's Paradise, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

FIRST: The name of the corporation is Programmer's Paradise, Inc.

SECOND: The Restated Certificate of Incorporation is hereby amended by deleting Article 1 in its entirety and substituting in lieu thereof the following new Article 1:

"1. Name. The Name of the Corporation is Wayside Technology Group, Inc. (hereinafter referred to as the "Corporation")."

THIRD: That the aforesaid amendment was duly adopted by the shareholders of the Corporation in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this certificate to be executed by the undersigned this 8th day of August, 2006.

By:	/s/ Kevin T. Scull
	Name:	Kevin T. Scull
	Title:	Vice President of Finance

RESTATED

CERTIFICATE OF INCORPORATION

OF

PROGRAMMER’S PARADISE, INC.

Pursuant to the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware (the “G.C.L.”) the undersigned, Roger Paradis and Lawrence M. Bell, the President and Assistant Secretary, respectively, of PROGRAMMER’S PARADISE, INC., a corporation organized and existing in the State of Delaware (the “Corporation”), do hereby certify as follows:

FIRST: The name of the Corporation is PROGRAMMER’S PARADISE, INC. The Corporation was originally incorporated under the name “Scarborough Systems, Inc, and the original Certificate of Incorporation of the Corporation was filed with the Secretary of State on September 30, 1982.

SECOND: This Restated Certificate of Incorporation restates, integrates and amends the Certificate of Incorporation of the Corporation, as heretofore amended and supplemented, and has been approved and duly adopted in accordance with the provisions of Sections 242 and 245 of the G.C.L. This Restated Certificate of Incorporation was approved by written consent in lieu of a meeting of the stockholders pursuant to Section 228 of the G.C.L. and written notice of such approval has been provided as required by such section.

THIRD: The text of the Certificate of Incorporation, as heretofore amended and supplemented, is hereby further amended and restated to read as herein set forth in full:

ARTICLE I

Name

The name of the Corporation is Programmer’s Paradise, Inc. (hereinafter referred to as the “Corporation”).

ARTICLE II

Address: Registered Agent

The address of the Corporation’s registered office in the State of Delaware is 32 Loockerman Square, Suite L-100, in the City of Dover, County of Kent; and the name of the registered agent of the corporation in the State of Delaware at such address is The Prentice-Hall Corporation System, Inc.

ARTICLE III

Purpose

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the G.C.L.

ARTICLE IV

Capitalization

Section 1. The aggregate number of shares of all classes of capital stock which the Corporation is authorized to issue is 10,010,000 shares, of which: (i) 10,000 shares shall be preferred stock, par value $.01 per share (hereinafter referred to as the “Preferred Stock”); and (ii) 10,000,000 shares shall be common stock, par value $.01 per share (hereinafter referred to as the “Common Stock”).

Section 2. Pursuant to Section 151 of the G.C.L., a statement of the designations, powers, preferences and rights, and the qualifications and restrictions thereof, in respect of each class of capital stock is as follows:

A.           PREFERRED STOCK

The Board of Directors is hereby expressly authorized at any time, and from time to time, to provide for the issuance of shares of Preferred Stock in one or more series, with such voting powers, full or limited, or no voting powers, and with such designations, preferences and relative, participating, optional or other rights, and qualifications or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue thereof adopted by a majority of the Board of Directors then in office and the certificate of designations filed under the G.C.L. setting forth such resolution or resolutions, including (without limiting the generality thereof) the following as to each such series:

(i)	the designation of such series;

(ii)
the dividends, if any, payable with respect to such series, the rates or basis for determining such dividends, any conditions and dates upon which such dividends shall be payable, the preferences, if any, of such dividends over, or the relation of such dividends to, the dividends payable on the Common Stock or any other series of Preferred Stock, whether such dividends shall be noncumulative or cumulative, and, if cumulative, the date or dates from which such dividends shall be cumulative;

(iii)
whether shares of such series shall be redeemable at the option of the Board of Directors or the holder, or both, upon the happening of a specified event and, if redeemable, whether for cash, property or rights, including securities of the Corporation, the time, prices or rates and any adjustment and other terms and conditions of such redemption;

(iv)	the terms and amount of any sinking, retirement or purchase fund provided for the purchase or redemption of shares of such series;

(v)
whether or not shares of such series shall be convertible into or exchangeable for shares of Common Stock or any other series of Preferred Stock, at the option of the Corporation or of the holder, or both, or upon the happening of a specified event and, if provision be made for such conversion or exchange, the terms, prices, rates, adjustments and any other terms and conditions thereof;

(vi)
the extent, if any, to which the holders of shares of such series shall be entitled to vote with respect to the election of Directors or otherwise, including, without limitation, the extent, if any, to which such holders shall be entitled, voting as a series or as a part of a class, to elect one or more Directors upon the happening of a specified event or otherwise;

(vii)	the restrictions, if any, on the issue or reissue of shares of such series or any other series;

(viii)	the extent, if any, to which the holders of shares of such series shall be entitled to preemptive rights; and

(ix)	the rights of the holders of shares of such series upon the liquidation of the Corporation or any distribution of its assets.

B. COMMON STOCK

1.           Designation and Amount. The authorized number of shares of Common Stock shall be 10,000,000.

2.           Dividends and Distributions. No payment of dividends or distributions shall be made to the holders of shares of Common Stock unless and until the holders of shares of Preferred Stock receive any preferential amounts to which they are entitled under this ARTICLE IV or in the resolution or resolutions providing for the issue of shares of Preferred Stock. Subject to the limitation set forth in the preceding sentence of this Paragraph 2 and except as otherwise provided by this Restated Certificate of Incorporation or in the resolution or resolutions providing for the issue of shares of Preferred Stock, the holders of shares of Common Stock shall be entitled to receive such dividends and distributions as may be declared upon such shares of Common Stock from time to time by a resolution or resolutions adopted by the Board of Directors.

3.           Voting Rights.  All holders of Common Stock shall be entitled to notice of any stockholders’ meeting. Subject to the provisions of any applicable law and except as otherwise provided in this Restated Certificate of Incorporation or by the resolution or resolutions providing for the issue of shares of Preferred Stock, all voting rights shall be vested solely in the Common Stock. The holders of shares of Common Stock shall be entitled to vote upon the election of Directors and upon any other matter submitted to the stockholders for a vote. Each share of Common Stock issued and outstanding shall be entitled to one noncumulative vote. A fraction of a share of Common Stock shall not be entitled to any voting rights whatsoever.

4.           Liquidation Dissolution or Winding Up.  Except as otherwise provided in this Restated Certificate of Incorporation and subject to the rights of holders, if any, of Preferred Stock to receive preferential liquidation distributions to which they are entitled under this ARTICLE IV or under the resolution or resolutions providing for the issue of shares of Preferred Stock, in the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and liabilities of the Corporation, all assets of the Corporation shall be shared on pro rata among the holders of the Common Stock.

5.           No Preemptive Rights.  No holder of shares of Common Stock shall as such holder have any preemptive right to purchase or subscribe to shares of Common Stock or shares or other securities convertible into or exchangeable for or carrying rights or options to purchase or subscribe to shares of Common Stock.

ARTICLE V

Board of Directors; Stockholders’ Meetings

Section 1. The Board of Directors shall consist of not less than three persons, the exact number to be fixed from time to time by the Board of Directors pursuant to a resolution adopted by a majority of Directors then in office.

Section 2. Subject to the rights of the holders of Preferred Stock, any vacancy in the Board of Directors caused by death, resignation, removal, retirement, disqualification or any other cause (including an increase in the number of Directors) may be filled solely by resolution adopted by a majority of the Board of Directors then in office, whether or not such majority constitutes less than a quorum, or by a sole remaining Director; provided however, that any vacancy created by a removal of a Director pursuant to Section 3 of this ARTICLE V may be filled by action of the stockholders taken at the same meeting at which the vacancy was created; such action to be upon the affirmative vote of the holders of not less than a majority of the voting power of the outstanding capital stock entitled to vote in the election of Directors, voting as a single class.

Section 3. Subject to the rights of holders of Preferred Stock to elect Directors or to remove Directors so elected, a duly elected Director of the Corporation may not be removed from such position other than for cause; any such removal may be effected only by the affirmative vote of the holders of at least a majority of the voting power of the outstanding capital stock entitled to vote in the election of Directors, voting as a single class.

Section 4.  Except as otherwise provided by applicable law or by this Restated Certificate of Incorporation, a majority of the Board of Directors then in office at the time of a duly assembled meeting shall be necessary to constitute a quorum and be sufficient for the transaction of business, and the act of a majority of the Directors present at such meeting shall be the act of the Board of Directors.

Section 5.  Except as otherwise provided by law, at any annual or special meeting of stockholders only such business shall be conducted as shall have been properly brought before the meeting. Except as otherwise provided in this ARTICLE V, in order to be properly brought before the meeting, such business must have either been: (A) specified in the written notice of the meeting (or any supplement thereto) given to the stockholders of record on the record date for such meeting by or at the direction of the Board of Directors; (B) brought before the meeting at the direction of the Chairman, the Chief Executive Officer, the President or the Board of Directors; or (C) specified in a written notice given by or on behalf of a stockholder of record on the record date for such meeting entitled to vote thereat or a duly authorized proxy for such stockholder, in accordance with all of the following requirements. A notice referred to in clause (C) of the preceding sentence must be delivered personally to, or mailed to and received at, the principal executive office of the Corporation, addressed to the attention of the Secretary, not later than the earlier to occur of (x) the date which is 60 days prior to the meeting and (y) the date determined by the Corporation in compliance with the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as the last date on which stockholder proposals may be submitted to the Corporation for inclusion in the Corporation’s proxy materials with respect to the meeting in question; provided, however, that in the event that less than 60 days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the annual or special meeting was mailed or such public disclosure was made, whichever first occurs. Such notice referred to in clause (C) of the first sentence of this Section 5 shall set forth: (i) a full description of each such item of business proposed to be brought before the meeting and the reasons for conducting such business at such meeting; (ii) the name and address of the person proposing to bring such business before the meeting; (iii) the class and number of shares held of record, held beneficially and represented by proxy by such person as of the record date for the meeting (if such date has then been made publicly available) and as of the date of such notice; (iv) if any item of such business involves a nomination for Director, all information regarding each such nominee that would be required to be set forth in a definitive proxy statement filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Exchange Act, or any successor thereto, and the written consent of each such nominee to serve if elected; (v) any material interest of the stockholder in such item of business; and (vi) all other information that would be required to be filed with the Commission if, with respect to the business proposed to be brought before the meeting, the person proposing such business was a participant in a solicitation subject to Section 14 of the Exchange Act or any successor thereto. No business shall be brought before any meeting of stockholders of the Corporation otherwise than as provided in this Section 5. The Board of Directors may require a proposed nominee for Director to furnish such other information as may be required to be set forth in a stockholder’s notice of nomination which pertains to the nominee or which may be reasonably required to determine the eligibility of such proposed nominee to serve as a Director of the Corporation. The Chairman of the meeting may, if the facts warrant, determine that a nomination or stockholder proposal was not made in accordance with the foregoing procedure, and if he or she should so determine, he or she shall so declare to the meeting and the defective nomination or proposal shall be disregarded.

Section 6.  The annual meeting of stockholders of the Corporation for the election of Directors and the transaction of such other business as may be brought before the meeting in accordance with this Restated Certificate of Incorporation shall be held on the date and the time fixed from time to time by the Board of Directors by a resolution adopted by the Board of Directors. Except as provided below in this ARTICLE V, special meetings of stockholders may be called only at the direction of the Chairman, the Chief Executive Officer, the President or the record holders of at least 35% of the voting power of the outstanding capital stock of the Corporation.  Annual and special meetings of stockholders shall not be called or held otherwise than as herein provided.

Section 7.  Except as otherwise provided by law or by ARTICLE VII of this Restated Certificate of Incorporation, at any meeting of stockholders of the Corporation the presence in person or by proxy of the holders of a majority in voting power of the outstanding capital stock of the Corporation entitled to vote shall constitute a quorum for the transaction of business brought before the meeting in accordance with this Restated Certificate of Incorporation and, a quorum being present, the affirmative vote of the holders of a majority in voting power present in person or represented by proxy and entitled to vote shall be required to effect action by stockholders; provided, however, that the affirmative vote of a plurality in voting power present in person or represented by proxy and entitled to vote shall be required to effect elections of Directors.

ARTICLE VI

Director Liability

A Director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability: (i) for any breach of the Director’s duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the G.C.L.; or (iv) for any transaction from which the Director derived an improper personal benefit. If the G.C.L. is amended to authorize corporate action further eliminating or limiting the personal liability of Directors, then the liability of a Director of the Corporation shall be eliminated or limited to the fullest extent permitted by the G.C.L., as so amended. The provisions of this ARTICLE VI are not intended to, and shall not, limit, supersede or modify any other defense available to a Director under applicable law. Any repeal or modification of this ARTICLE VI by the stockholders of the Corporation shall not adversely affect any right or protection of a Director of the Corporation existing immediately prior to the time of such repeal or modification.

ARTICLE VII

Amendments to the Restated Certificate of Incorporation

The Corporation reserves the right to amend, alter change or repeal any provision contained in this Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation. Notwithstanding the preceding sentence, the affirmative vote of stockholders holding 66-2/3% of the outstanding shares of capital stock then entitled to vote on such issue shall be required in order to amend any provision of, or to adopt any provision which is inconsistent with Article V, Article VI or this Article VII.

IN WITNESS WHEREOF, the undersigned have executed this Certificate as of the 5th day of July, 1995.

PROGRAMMER’S PARADISE, INC.

By:	/s/ Roger Paradis
	Name:	Roger Paradis
	Title:	President

ATTEST:

By:	/s/ Lawrence M. Bell
	Name:	Lawrence M. Bell
	Title:	Assistant Secretary